UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549



                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934



Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]


Check the appropriate box:

[ ] Preliminary Proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              Sonex Research, Inc.
--------------------------------------------------------------------------------
(Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed per Exchange Act Rules 14a-6(i)(1) and 0-11.



















                              SONEX RESEARCH, INC.
                                23 Hudson Street
                               Annapolis, MD 21401
                      Tel: 410-266-5556; Fax: 410-266-5653
				    E-mail: info@sonex-na.com
                         Website: www.sonexresearch.com



                       2004 ANNUAL MEETING OF SHAREHOLDERS
                      NOTICE OF MEETING AND PROXY STATEMENT



To the Shareholders of Sonex Research, Inc.:

You are invited to attend the 2004 Annual Meeting of Shareholders of Sonex Research, Inc. (the "Corporation"), which will be held on Monday, December 20, 2004 at 10:00 a.m. local time in the Dorsey Room in the Hampton Inn & Suites, located in the ARINC Corporate Park, 124 Womack Drive, Annapolis, Maryland. The Board of Directors has set the close of business on September 20, 2004 as the record date for the Annual Meeting. This means that owners of the Common Stock and Preferred Stock of the Corporation as of that date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

Shareholders will act upon the following matters and such other matters as may properly come before the Annual Meeting or any adjournment thereof:


        PREFERRED STOCK PROPOSAL: To elect one individual to serve as a Class I Preferred Stock director until the Annual Meeting of Shareholders in 2005.

        COMMON STOCK PROPOSAL: To elect one individual to serve as a Class III Common Stock director of the Corporation until the Annual Meeting of Shareholders in 2007.


If you own shares of Common Stock that are registered in your name (i.e., represented by actual stock certificates), you are receiving a Proxy directly from the Corporation. Holders of shares of Common Stock that are held of record in an account with a financial institution such as a brokerage or bank (i.e., held in "street name") are receiving a proxy voting instructions form from a proxy processing firm by mail or via the Internet. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and promptly return the enclosed Proxy or voting instructions form in the accompanying envelope, or respond over the Internet or by telephone, to assure that your shares are represented at the Annual Meeting. Proxies returned with no voting direction indicated will be voted "FOR" the proposals.

You may attend the Annual Meeting and vote in person shares registered in your name either by submitting a completed Proxy or by completing a ballot at the Annual Meeting. If you have returned a Proxy to the Corporation but later decide to attend in person, you may revoke your Proxy at the Annual Meeting and cast your vote in person by ballot. If you own shares of Common Stock in street name and you wish to vote in person, you must mark the appropriate box on the proxy voting instructions form and return it to the proxy processing firm, which will then send you a Legal Proxy to allow you to vote the shares by ballot at the Annual Meeting.


                                 By Order of the Board of Directors


                                 /s/ George E. Ponticas

                                 George E. Ponticas, Secretary
                                 December 3, 2004




                             PROXY SOLICITATION

This Notice of Meeting and Proxy Statement is furnished to shareholders of Sonex Research, Inc. (the "Corporation") in connection with the solicitation of Proxies on behalf of its Board of Directors for use at the Annual Meeting of Shareholders of the Corporation to be held on December 20, 2004 for the purposes set forth on the cover page of this Notice of Meeting and Proxy Statement. The Board of Directors has fixed September 20, 2004 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

If more than one registered shareholders are listed at the same address and do not participate in electronic delivery, a single copy of the Annual Report and Proxy Statement has been sent to this address rather than send multiple packages in the interest of reducing associated expenses for printing and postage. Separate proxy cards for each shareholder, however, have been included. This consolidation of mailings is referred to as "Householding" and is permitted by the Securities and Exchange Commission (SEC) if you agree to, or do not object to, the practice. If you object to the Householding of your materials, please contact the Corporation by mail or by telephone to request separate copies for each shareholder listed at your address for this and future mailings. For those who hold shares in street name, such requests must be made per the instructions contained on the voting instructions form. If you agree to the Householding of your materials, no action on your part is required, and all future mailings to your address will be Householded until you inform otherwise.

The cost of preparing, assembling and mailing of proxy materials will be borne by the Corporation. The Corporation will supply proxy materials as requested to brokerage houses and other custodians, nominees and fiduciaries for transmission to the beneficial owners of the Corporation's securities. The Corporation will reimburse such brokerage houses and other custodians for their expenses. The approximate mailing date of this Notice of Meeting and Proxy Statement is December 3, 2004. A list of shareholders as of the record date will be available for inspection by any shareholder for any purpose relevant to the Annual Meeting during regular business hours at the office of the Corporation for ten days prior to the Annual Meeting.


                              CLASSES OF SECURITIES

The Corporation has two classes of voting securities: its $.01 par value common stock (the "Common Stock") and its $.01 par value convertible preferred stock (the "Preferred Stock"). Each share of Common Stock is entitled to one vote on all matters as may properly come before the Annual Meeting. Each share of Preferred Stock is convertible at any time at the option of the holder into that number of shares of Common Stock determined by dividing the number of shares of Preferred Stock by 0.35. The Preferred Stock has priority in liquidation over the Common Stock, but it carries no stated dividend. Additionally, the holders of Preferred Stock, voting as a separate class, have the right to elect that number of directors of the Corporation which represents a majority of the total number of directors. The only other matters with respect to which holders of Preferred Stock are entitled to vote concern a consolidation, merger, share exchange or transfer of assets. Each share of Preferred Stock is entitled to one vote on the Preferred Stock Proposal.

The Corporation is presently authorized to issue up to 48,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. At the close of business on September 20, 2004, there were 27,112,669 shares of Common Stock issued and outstanding held by approximately 900 registered holders, with shares for approximately 1,735 additional beneficial owners being held in street name by brokers, dealers, banks, and other entities, and 1,540,001 shares of Preferred Stock issued and outstanding held by seven registered holders.


                                     VOTING

A quorum is required in order for the Corporation to conduct business at the Annual Meeting. The presence, in person or by Proxy, of the majority in number of the outstanding shares of Common Stock and Preferred Stock as of the record date constitutes a quorum. If a quorum is attained at the Annual Meeting, directors will be elected by a plurality of the shares present and entitled to vote. Shares represented by a properly completed Proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the Proxy indicates that the shareholder is casting or withholding a vote. Unless otherwise directed by the shareholder, the shares represented by executed Proxies returned to the Corporation will be voted "FOR" the election of directors, and in the discretion of the Proxy holders as to other matters coming before the Annual Meeting.

A Proxy may be revoked at any time before it is voted by giving written notice of revocation, or by delivery of a later dated Proxy, to the Corporation's Secretary prior to the Annual Meeting. A Proxy may also be revoked if the shareholder is present at the Annual Meeting and gives written notice to the Corporation's Secretary of his revocation at such time.


                               BOARD OF DIRECTORS

The Corporation's Board of Directors is divided into two categories: (1) "Common Stock" directors elected by the holders of Common Stock; and (2) "Preferred
Stock" directors elected by the holders of Preferred Stock. Pursuant to the Corporation's Charter, the holders of the Preferred Stock, voting as a separate class, have the right to elect that number of directors of the Corporation which represents a majority of the total number of directors. These two categories of directors are further divided into three classes as nearly equal in number as possible, with the term of one of the three classes of directors expiring at each annual meeting of shareholders. The members of each class of directors are to hold office for terms of three years until their successors have been elected and qualified. The terms of Class I, Class II and Class III directors are scheduled to expire at the annual meetings of shareholders to be held in 2005, 2006 and 2004, respectively.

During  2003 the Board of  Directors  held two  meetings.  All of the  directors attended at least 75% of the total number of regularly scheduled meetings. Shareholders may communicate with the Board of Directors, a specific director, or the non-management or independent directors as a group by sending written communications to the attention of the Corporate Secretary, Sonex Research, Inc., 23 Hudson Street, Annapolis, Maryland, 21401, by facsimile to 410-266-5653, or by email to george.ponticas@sonex-na.com.

The Corporation's By-laws state that the Board of Directors shall consist of not fewer than three directors, with the total number of directors to be set by the Board by resolution. In July 1997 the total number of directors was fixed at five, and, from December 2001 through March 2003 the Board consisted of three Preferred Stock directors and two Common Stock directors. In March 2003 Mr. John
H. Drewanz, a Class II Common Stock director since October 2001 and Chairman of the Corporation's Board of Directors since October 2002, resigned from the Board. The Board of Directors subsequently decided against filling the vacancy or naming a new Chairman. In July 2003 the Board of Directors acted to fix the number of directors at four, consisting of three Preferred Stock directors and one Common Stock director.

In late January and early February 2004, the three Preferred Stock directors, Mr. Lawrence H. Hyde, Mr. Charles C. McGettigan, and Mr. Myron A. Wick, III, resigned from the Board, citing other business responsibilities as the reason for resignation. The only continuing member of the Board was the Corporation's Chief Executive Officer, Dr. Andrew A. Pouring, a Class III Common Stock director. In connection with the resignations, the total number of directors was fixed at three, consisting of two Preferred Stock directors and one Common Stock director. Named to the Board on an interim basis were the Corporation's Chief Financial Officer, Mr. George E. Ponticas, to serve as a Class I Preferred Stock director, and one independent director, Mr. Herbert J. Mitschele, Jr., the beneficial owner of approximately 5% of the Corporation's Common Stock, to serve as a Class II Preferred Stock director.

In late February 2004 the Corporation's reconstituted Board of Directors hired a new president, Mr. Roger D. Posey, to fill the position that had been vacant. In March 2004 Mr. Ponticas resigned from the Board and Mr. Posey was named to replace him as a Class I Preferred Stock director. In April 2004 Mr. Mitschele resigned from the Board and Mr. Jim Z.I. Williams was named to replace him as a Class II Preferred Stock director. In July 2004 Dr. Pouring was named Chairman of the Board and Mr. Posey was named Chief Executive Officer. In October 2004 Mr. Posey resigned as President and Chief Executive Officer and was replaced by Dr. Pouring. In November 2004 Mr. Posey resigned from the Board. Mr. Ponticas was named to replace him on an interim basis as a Class I Preferred Stock director. Later in November 2004, Mr. Williams also resigned from the Board, thereby creating a vacancy. The Board has not had the opportunity to fill the vacancy as of the date of preparation of this Proxy Statement. The Corporation will seek to add qualified individuals to its Board of Directors who have no current affiliation with the Corporation in order to constitute a Board with a majority of independent directors.

Due to the small total number of directors, the Board does not have separate Nominating, Compensation or Audit Committees; however, the functions of these committees have been performed by the Board as a whole. The Corporation does not have an Audit Committee charter. The Board believed that its prior outside directors possessed the necessary independence and skills to perform all the functions normally assigned to separate Nominating, Compensation or Audit Committees.

Based on their education and business experience, former outside directors Hyde and McGettigan, both of whom have experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements, were designated as audit committee "financial experts" with respect to Audit Committee functions that were performed by the Board as a whole. In general, an audit committee "financial expert" means an individual who possesses (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements containing the breadth and level of complexity of accounting issues that are generally comparable to such issues encountered by the small business issuer's financial statements;
(iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The Board currently does not have any outside directors designated as audit committee "financial experts". In performing the duties typically assigned to an audit committee, the entire Board (1) reviewed and discussed the 2003 audited financial statements of the Corporation with management; (2) discussed with the independent accountants of the Corporation the independent accountants' judgments about the quality, not just the acceptability, of the Corporation's accounting principles, including the clarity and completeness of the financial statements and related note disclosures; (3) received written assurance from the independent accountants with respect to independence; and (4) recommended that the 2003 audited financial statements be included in the December 31, 2003 Annual Report on Form 10-KSB for filing with the SEC.

While it is the function of the Board to recommend potential nominees for Board positions, it is also the policy of the Board to consider nominees recommended by security holders. Such recommendations should be addressed to the Chairman of the Board, at the address of the Corporation, and should include the name and address of the security holder submitting the nomination and a detailed listing of the business experience and particular qualifications of the nominee. The Board will review the nomination at its next meeting following receipt of the nomination and respond accordingly to the security holder who submitted the nomination.


                        PRINCIPAL SECURITY SHAREHOLDERS

The following table sets forth as of September 20, 2004 information relating to beneficial ownership of Common Stock by directors and executive officers of the Corporation, individually and as a group, and any other persons known by the Corporation to be the beneficial owner of more than five percent of the currently issued and outstanding Common Stock. A reporting person is considered the "beneficial owner" of a security if that person has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. Under this definition, more than one person may be a beneficial owner of securities as to which he has no record ownership interest, and the same shares may be beneficially owned by more than one reporting person.

Beneficial ownership includes securities which the reporting person owns or has the right to acquire or the obligation to dispose within 60 days, such as through the exercise of options, warrants, puts and calls, or through the conversion of Preferred Stock. The percentage of beneficial ownership for a reporting person assumes that the person has exercised all options and warrants and converted all convertible securities which are exercisable or convertible within 60 days, and is based on the number of outstanding shares of Common Stock of the Corporation plus the number of such shares which the reporting person has the right to acquire within 60 days, and assumes no other persons exercised any options or warrants or converted any of their convertible securities. Unless otherwise noted, all shares are beneficially owned and sole voting and investment power is held by the persons named.


                           Total Beneficial Ownership
                           --------------------------

                              Common     Rights to    Total shares
                              shares      acquire     beneficially     Percent
 Name and address (1)         owned       shares (2)     owned        of class
 --------------------       ---------   ---------      ---------      --------

George E. Ponticas            626,262     643,928      1,270,190         4.6
Roger D. Posey (5)            600,000     200,000        800,000         2.9
Andrew A. Pouring           1,053,239     433,928      1,487,167         5.4
Jim Z.I. Williams (5)                      25,000         25,000         0.1

All directors and officers
 as a group (4 persons)     2,279,501   1,302,856      3,582,357        12.6

Proactive, et.al. (3)       1,926,564   2,928,570      4,855,134  (4)   16.2
  San Francisco, CA

Charles C. McGettigan (6)   1,301,618   1,839,285      3,140,903  (4)   10.8
  San Francisco, CA

Myron A. Wick, III (6)      1,301,618   1,839,285      3,140,903  (4)   10.8
  San Francisco, CA

Lawrence H. Hyde (7)          644,986   1,839,286      2,484,272         9.0
  Harwich Port, MA

GECI (8)                    1,450,000     750,000      2,200,000         7.9
  Arnold, MD

Herbert J. Mitschele (9)    1,306,414      90,000      1,396,414         5.1
  Far Hills, NJ


-----------------------------
(1) The business address for each director and named executive officer is 23 Hudson Street, Annapolis, Maryland, 21401.
(2)  See detail provided in the following table.
(3) Includes shares beneficially owned directly and indirectly by Proactive Partners, L.P. and several affiliated entities and individuals ("Proactive, et.al."), as originally reported in a Form 13D filing with the SEC. The current SEC filings for this investor group are made by reporting persons Gruber & McBaine Capital Management, LLC (GMCM), a limited liability company that is an investment advisor for client accounts and a general partner of investment limited partnerships; John D. Gruber and J. Patterson McBaine, who are managers, members and portfolio managers of GMCM; and Eric B. Swergold, who is a member and portfolio manager of GMCM. The total shares reported is the number of shares beneficially owned in accounts and investment partnerships in which the reporting persons have some pecuniary interest; the total excludes shares held in other client accounts managed by GMCM in which the reporting persons have
     no  pecuniary  interest.   The  reporting  persons  disclaim beneficial
     ownership of shares with respect to which indirect beneficial ownership is reported except to the extent of that reporting person's pro rata pecuniary interest therein.
(4) Includes 2,765,903 shares beneficially owned by Proactive, et.al., which shares could be deemed to be beneficially owned by both Mr. McGettigan and Mr. Wick by virtue of their executive and ownership positions in Proactive, et.al. Both individuals exercise shared voting and investment power with respect to such shares.
(5)  Resigned as a director in November 2004.
(6)  Resigned as a director in January 2004.
(7)  Resigned as a director in February 2004.
(8) The Corporation entered into a one-year consulting agreement in February 2004 with Global Equity Consultants, Inc. (GECI) for business development, product planning, corporate structure and financial advisory services, with payment to be made in the form of 1,750,000 shares of Common Stock, and ten-year, immediately exercisable warrants to purchase 250,000 shares of Common Stock at $.35 per share, 250,000 shares at $.55 per share, and 250,000 shares at $.75 per share.
(9)  Served as a director in February and March 2004.



                           Rights to Acquire Shares

                                                                       Total
                                     Exercisable          Preferred  rights to
                         Exercisable   (put)/  Exercisable  stock     acquire
        Name               options    call (2)   warrants converted   shares
--------------------      ---------- ---------- --------- --------- ----------

George E. Ponticas          562,500               80,000      1,428    643,928
Roger D. Posey              200,000                                    200,000
Andrew A. Pouring           340,000               92,500      1,428    433,928
Jim Z.I. Williams            25,000                                     25,000

All directors and officers
 as a group (4 persons)   1,127,500              172,500      2,856  1,302,856

Proactive , et.al.                   (1,214,286)          4,142,856  2,928,570

Charles C. McGettigan (1)   375,000    (607,143)          2,071,428  1,839,285

Myron A. Wick, III (1)      375,000    (607,143)          2,071,428  1,839,285

Lawrence H. Hyde            625,000   1,214,286                      1,839,286

GECI                                             750,000               750,000

Herbert J. Mitschele         25,000               25,000     40,000     90,000

---------------------------

(1) Includes 1,464,285 shares beneficially owned by Proactive, et.al., which shares could be deemed to be beneficially owned by both Mr. McGettigan and Mr. Wick by virtue of their executive and ownership positions in Proactive, et.al. Both individuals exercise shared voting and investment power with respect to such shares.
(2) Represents ten-year options granted in December 1997 and December 1999 by Proactive, et.al. to Mr. Hyde, a former officer and director of the Corporation, to purchase 714,286 shares and 500,000 shares, respectively, of Common Stock presently owned by Proactive, et.al., at an exercise price of $.35 and $.50 per share, respectively. The December 1997 and December 1999 options became exercisable at the rate of 20% and 25%, respectively, per year beginning with the date of grant. Because these agreements relate to shares which are already outstanding, the exercise of such rights will not result in an increase in the total number of the Corporation's outstanding shares for purposes of computing the percentage of beneficial ownership of each reporting person. Mr. McGettigan and Mr. Wick each has indirect beneficial ownership in 50% of the shares subject to these agreements.



                                STOCK OPTION PLAN

The Corporation maintains a non-qualified stock option plan adopted in 1987 (the "Plan") which has made available for issuance a total of 7.5 million shares of Common Stock. The Corporation does not have any other stock option or other similar equity compensatory plans. Shareholder approval was not required for the adoption of the Plan, nor is it required for any amendments to the Plan. All directors, full-time employees and consultants to the Corporation are eligible for participation. Option awards are determined at the discretion of the Board of Directors. Upon a change in control of the Corporation, all outstanding options granted to employees, officers and directors become vested with respect to those options which have not already vested. Options outstanding expire at various dates through April 2014. A copy of the Plan has been filed with the SEC and is incorporated by reference to the Corporation's Registration Statement No. 33-34520 on Form S-8.

Pertinent information as of September 20, 2004 regarding shares of Common Stock issuable pursuant to options granted or available for future grant under the Plan is as follows:

    Shares issuable upon exercise of outstanding options       4,733,907
    Weighted average exercise price per share                      $0.40
    Shares available for future issuance                       1,330,425


                       COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation paid by the Corporation to its chief executive officer and any other executive officer who earned annual compensation during the most recently completed year in excess of $100,000 (together referred to as the "Named Executives").


                           Summary Compensation Table


                               Annual compensation
                        ---------------------------------------
                                      Salary                       Long-term
                              ----------------------    Accrued   compensation
Name and Position       Year   Current      Deferred     bonus    # of options
-----------------       ----  --------      --------   --------   ------------

Dr. Andrew A. Pouring   2003  $ 87,500 (1)  $ 37,500   $ 25,000     100,000
 CEO & Chief Scientist  2002    87,500 (1)    37,500          0     100,000 (3)
                        2001    87,500 (1)    37,500     10,000      35,000

Mr. George E. Ponticas  2003  $ 90,000      $ 30,000   $ 25,000      50,000
 CFO & Secretary        2002    86,400 (2)     9,600     25,000     200,000
                        2001    86,400 (2)     9,600     25,000     100,000


     (1) Includes $76,567 for 2003, $79,933 for 2002 and $33,657 for 2001
         which has not been paid as of December 31, 2003
     (2) Includes $53,171 for 2002 and $33,232 for 2001 which has not been paid as of December 31, 200
     (3) In November 2002 Dr. Pouring was granted an option to purchase 100,000 shares of Common Stock effective as of January 1, 2003.


In order to help conserve the Corporation's limited cash resources, however, the Named Executives for several years have voluntarily deferred receipt of payment of significant portions of their authorized annual salaries upon request by the Board of Directors. By written agreement with the Corporation, these individuals and other current and former employees consented to the deferral of payment of amounts so accumulated until the Corporation has received licensing revenue of at least $2 million or at such earlier date as the Board of Directors determines that the Corporation's cash flow is sufficient to allow such payment. The conditions that would require repayment of deferred amounts have yet to occur. (Note: At the conclusion of a legal challenge by two former officers of the Corporation initiated in 1993 demanding full payment of deferred salaries upon the termination of their employment, in 1996 the Maryland Court of Special Appeals rejected this demand and ruled that the written agreement to defer compensation was a valid and enforceable contract.) For many years through 1998, Dr. Pouring had been deferring 40% of his annual salary. In January 1999, the percentage deferral was reduced to 30%.

For many years through 2002, Mr. Ponticas had been deferring 10% of his annual salary. The authorized full annual salary for Dr. Pouring has been $125,000 for the past three years, while the salary for Mr. Ponticas was increased in 2003 from $96,000 to $120,000, with 25% of the salary being deferred. As of January 1, 2004, Dr. Pouring is being compensated as a consultant rather than a salaried employee, with related compensation not subject to the terms of the written agreement described above for the deferral of payment of current compensation. Also as of January 1, 2004, Mr. Ponticas is no longer deferring any portion of his authorized salary. As of December 31, 2003, a total of $486,423 and $155,326 in deferred salary is owed to Dr. Pouring and Mr. Ponticas, respectively, that is payable under the conditions described above.
The Corporation operated under severe cash flow difficulties for extended periods during 2001 and 2002, prompting its two officers to voluntarily and at their own discretion defer receipt of payment of significant portions of their current wages to reduce the Corporation's monthly cash requirements. With the generation of cash flow from revenues earned under contracts awarded to the Corporation during the second half of 2002, some of the amounts owed to the Corporation's officers were repaid in December 2002. Also at that time the Corporation's officers began receiving their current wages. During the first quarter of 2003 Dr. Pouring once again began deferring some of his current wages and, since April 2003, he has deferred nearly all of his current compensation. As of December 31, 2003, total such wages payable to Dr. Pouring and Mr. Ponticas were $190,157 and $86,403, respectively. During the third quarter of 2004, Mr. Ponticas again was asked to defer much of his current compensation, as was Mr. Roger D. Posey, who served as an executive officer of the Corporation from February 2004 to October 2004. Through September 30, 2004, Dr. Pouring and Mr. Ponticas had not been paid compensation for 2004 of $45,195 and $21,922, respectively.

In December of each of the past several years, the Corporation has awarded bonuses, totaling $65,077 in 2003, $37,500 in 2002, and $57,500 in 2001, to its
officers and employees, including the amounts reported above for the Named Executives. The bonus awards in each year were made with the stipulation that payment of such bonuses would be deferred until the Board of Directors determines that the Corporation's cash resources are sufficient to enable such payments. In a private financing in March 2002, Dr. Pouring and Mr. Ponticas accepted Common Stock in payment of accrued bonuses of $9,000 each. As of December 31, 2003, $47,500 and $75,000 in accrued bonuses remained payable to Dr. Pouring and Mr. Ponticas, respectively.

The bonus awards and option grants to the Named Executives reflect the fact that since 2001 these individuals have made extraordinary sacrifices, both financially in the amount of wages that have gone unpaid, and personally, to enable the Corporation to remain in operation given its poor financial condition, and to provide incentive for the Named Executives to remain in the employment of the Corporation under such difficult continuing conditions.

In order to avoid long-term financial commitments, through 2003 the Corporation did not execute employment agreements with any of its personnel. The salaries of executive officers are set by the Board of Directors on an annual basis. With the exception of the granting of stock options, the Corporation does not pay its Named Executives any bonuses or any type of long-term compensation in the form of restricted stock awards, stock appreciation rights (SARs) or other form of long-term incentive plan payments.


                        Option Grants In Last Fiscal Year

                                    Individual Grants
             -------------------------------------------------------------------
             Number of    % of total
            securities      options
            underlying    granted to
              options    employees in    Exercise     Market        Expiration
 Name         granted     fiscal year      price       price           date
 ----         -------     -----------      -----       -----      -------------

Pouring       100,000          45%         $.25        $.13       Dec. 30, 2013

Ponticas       50,000          23%         $.25        $.13       Dec. 30, 2013




               Aggregated Option/SAR Exercises In Last Fiscal Year
                      And Fiscal Year-end Option/SAR Values


                                    Number of securities    Value of unexercised
                                   underlying unexercised       in-the-money
                                      options/SARs at         options/SARs at
                                     December 31, 2003       December 31, 2003
          # of shares								  (1)
          acquired on     Value         Exercisable/            Exercisable/
  Name     exercise     realized       Unexercisable           Unexercisable
--------  -----------   --------   ----------------------   -------------------

Pouring:
  @ $.25       0           $0         185,000 / 150,000            $0/$0
  @ $.50       0           $0         105,000 / 0                  $0/$0
  @ $.75       0           $0          25,000 / 0                  $0/$0

Ponticas:
  @ $.25       0           $0         342,500 / 37,500             $0/$0
  @ $.50       0           $0         175,000 / 0                  $0/$0
  @ $.75       0           $0          20,000 / 0                  $0/$0


(1) Represents the total gain which would be realized if all in-the-money options held on that date were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the market price of the shares. The exercise price of all options held by the Named Executives was higher than the December 31, 2003 market price of $.13 of the Corporation's publicly traded Common Stock, resulting in no value.



                            COMPENSATION OF DIRECTORS

Directors of the Corporation do not receive fees for their services, but are eligible to receive stock option grants and restricted shares, and are reimbursed for expenses related to their activities as directors. When an individual ceases to be a director of the Corporation, he loses the rights to any shares under option which have not vested as of that date.


                                 CODE OF ETHICS

Recently enacted Item 406 of Regulation S-B of the Securities Exchange Act of 1934 requires disclosure of whether the Corporation has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and to explain why if it has not adopted such a code of ethics. For purposes of Item 406, the term "code of ethics" refers to written standards that are reasonably designed to (1) deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) ensure full, fair, accurate, timely, and understandable disclosure in public reports, documents and communications; (3) ensure compliance with applicable governmental laws, rules and regulations; (4) ensure the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and (5) provide accountability for adherence to the code.

Adoption of a written code of ethics requires the expenditure of time and funds. The Corporation has not adopted such a written code of ethics due to its small size and limited financial resources. The Board of Directors intends to adopt a code of ethics for the relevant officers of the Corporation as soon as funding and staffing permit.


                             INDEPENDENT ACCOUNTANTS

The Corporation has had no disagreements with its current independent accountants, Hausser + Taylor LLC, on any matter of accounting principles or practices or financial statement disclosure. Hausser + Taylor LLC has been the Corporation's independent accountants since December 17, 2002. It is expected that a representative of Hausser + Taylor LLP will be present at the Annual Meeting and will have an opportunity to make a statement, should they desire to do so, and will be available to answer appropriate questions.


                          ANNUAL REPORT ON FORM 10-KSB

A copy of the Corporation's 2003 Annual Report on Form 10-KSB containing financial statements of the Corporation, but excluding exhibits, has been mailed to all shareholders with this Notice of Meeting and Proxy Statement. Exhibits to the Form 10-KSB are available from the Corporation upon request and payment of a reasonable fee solely for reimbursement of expenses in furnishing the requested exhibits(s). The entire Form 10-KSB, including exhibits, is available at the SEC's website http://www.sec.gov and via a link from the Corporation's website http://www.sonexresearch.com.


                             COMMON STOCK DIRECTOR

                                                        Year first
                                                        elected to     Year term
            Name                     Age      Class      the Board      expires
   ----------------------            ---      -----      ---------      -------

   Andrew A. Pouring (nominee)        72       III          1980          2004

Dr. Andrew A. Pouring has been a full-time employee, director, and Chief Scientist of the Corporation since 1980, serving as President from April 1980 through November 1991, and as Chief Executive Officer from May 1985 to July 2004, at which time he was named Chairman of the Board and Chief Technical Officer. In October 2004 he was named President and Chief Executive Officer. In November 1991 he was elected a Vice Chairman of the Board of Directors. He has co-authored all of the Corporation's patented inventions. Prior to forming Sonex, Dr. Pouring served as a Professor of Aerospace Engineering at the U.S. Naval Academy, including four years as the Chairman of the Academy's Department of Aerospace Engineering. Dr. Pouring is a member of various professional and scientific societies, including the American Society of Mechanical Engineers and the Society of Automotive Engineers. Dr. Pouring received his Bachelors and Masters degrees in mechanical engineering from Rensselaer Polytechnic Institute. He received his Doctor of Engineering degree from Yale University, where he also was a post doctoral research fellow and lecturer.


                          PREFERRED STOCK DIRECTOR

                                                        Year first
                                                        elected to     Year term
            Name                     Age      Class      the Board      expires
   ----------------------            ---      -----      ---------      -------

   George E. Ponticas (nominee)       45        I           2004          2004


Mr. George E. Ponticas has served as Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of the Corporation from September 1991 to June 2004 and from August 2004 to the present. From May 1987 through August 1991, he served as the Company's Controller and Assistant Secretary. Mr. Ponticas served as a director of the Corporation during February and March 2004 and rejoined the board in November 2004. Prior to joining Sonex, Mr. Ponticas was a member of the auditing staff of Price Waterhouse in Baltimore, Maryland, attaining the position of audit manager. Mr. Ponticas is a Certified Public Accountant, and is a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants. He received his B.S. in Accounting from Loyola College in Maryland.


                     OTHERS SERVING AS DIRECTORS DURING 2004

Mr. Lawrence H. Hyde served as a director of the Corporation from September 1986 until February 2004, serving as Chairman of the Board from June 1987 to June 1993 and as President from October 1997 through September 2001. Mr. Hyde is a private investor with interests in a number of publicly and privately held companies. He spent the majority of his business career as an executive in the automotive industry, serving in various engineering, marketing, international, and chief executive capacities for AM General Company, American Motors Corporation and Ford Motor Co. Mr. Hyde is a graduate of Harvard College and Harvard Business School.

Mr. Charles C. McGettigan served as a director of the Corporation from February 2002 until January 2004. He was a founding partner in 1991 and is a general partner of Proactive Investment Managers, L.P., which is the general partner of Proactive Partners, L.P. In 1988 Mr. McGettigan co-founded McGettigan, Wick & Co., Inc., an investment banking firm, following a career as an executive with major investment banking firms, including Hambrecht & Quist, Inc. and Dillon, Read & Co. Inc. Mr. McGettigan is a graduate of Georgetown University, and received his MBA in Finance from The Wharton School of the University of Pennsylvania.

Mr. Herbert J. Mitschele, Jr. served as a director of the Corporation on an interim basis in February and March 2004. Mr. Mitschele is a retired business owner who has been a shareholder of the Company for approximately twenty years. He received his B.S. in Business and Administration from Fordham University.

Mr. Roger D. Posey joined the Corporation as President in February 2004, was named a director in March 2004, and was named Chief Executive Officer in July 2004. In October 2004 Mr. Posey resigned as Chief Executive Officer and President, and in November 2004 he resigned from the Board of Directors. Prior to joining Sonex, Mr. Posey held management and operational leadership positions with CSX Transportation, Inc., Noise Cancellation Technologies Inc., and Tenneco Automotive Inc., and personally directed a successful turnaround of a large privately held metals manufacturing company. He is a member of a number of professional organizations, including the Acoustical Society of America, Institute of Noise Control Engineers, American Industrial Hygiene Association, among others; further, he has written and published several technical articles, presented within the U.S. and throughout the World. Mr. Posey holds a B.S. degree in Science Education from the University of Maryland.

Mr. Myron A. ("Mike") Wick, III, served as a director of the Corporation from November 1991 until January 2004, and as Chairman of the Board of Directors from June 1993 until October 2002. He was a founding partner in 1991 and is a general partner of Proactive Investment Managers, L.P., which is the general partner of Proactive Partners, L.P. In 1988 Mr. Wick co-founded McGettigan, Wick & Co., Inc., an investment banking firm. Mr. Wick received a B.A. degree from Yale University and an MBA from the Harvard Business School.

Mr. Jim Z.I. Williams served as a director of the Corporation from April 2004 until November 2004. Mr. Williams is the President and Chief Executive Officer of E. I. Williams Steel Division of Ajax Ontario, Canada, a company which manufactures quality low cost - high value noise control and suppression equipment. He has twenty years of management leadership experience, serves on the Board of Directors of a number of companies, and is involved with many charitable activities. Mr. Williams holds a B.S. degree in the Sciences from the University of Toronto.



          COMMON STOCK PROPOSAL - ELECTION OF COMMON STOCK DIRECTOR

The Board of Directors has nominated Dr. Andrew A. Pouring for election by the shareholders to serve as a Class III Common Stock director until the 2007 Annual Meeting of Shareholders. The persons named in the enclosed Proxy have the intention of voting each properly submitted Proxy for the election of the nominee unless the shareholder indicates the vote should be withheld. If elected by the shareholders, Dr. Pouring will serve until his successor is duly elected and qualified. Although the Board of Directors does not contemplate that the nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the Proxy will vote in accordance with their best judgment for such person or persons as may be designated by the Board of Directors, unless the shareholder has directed otherwise.

The Board of Directors recommends that the shareholders vote FOR the election of Andrew A. Pouring as a Class III Common Stock director.


        PREFERRED STOCK PROPOSAL - ELECTION OF PREFERRED STOCK DIRECTOR

The term as director of Mr. George E. Ponticas will expire at the next (2004) Annual Meeting of Shareholders because he was elected by the Board of Directors to fill a vacancy rather than by the shareholders at an annual meeting. The Board of Directors has nominated Mr. Ponticas for election by the shareholders to serve as a Class I Preferred Stock director until the 2005 Annual Meeting of Shareholders. The persons named in the enclosed Proxy have the intention of voting each properly submitted Proxy for the election of the nominee unless the shareholder indicates the vote should be withheld. If elected by the shareholders, Mr. Ponticas will serve until his successor is duly elected and qualified. Although the Board of Directors does not contemplate that the nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the Proxy will vote in accordance with their best judgment for such person or persons as may be designated by the Board of Directors, unless the shareholder has directed otherwise.

The Board of Directors recommends that the shareholders vote FOR the election of George E. Ponticas as a Class I Preferred Stock director.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who beneficially own more than 10% of a registered class of the Corporation's equity securities, to file with the SEC initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4, and to provide copies of all such reports to the Corporation.

Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports were required for those persons, the Corporation believes that all of its officers, directors, and greater than 10% shareholders complied with all such filing requirements related to beneficial ownership of Common Stock during 2003 with the following exceptions: Dr. Andrew A. Pouring and Mr. George E. Ponticas, the Corporation's Chief Executive and Chief Financial Officers, respectively, failed to file timely Form 4s to report the December 31, 2003 grant to each of them of ten-year options vesting 25% per year to purchase 100,000 and 50,000 shares, respectively, of Common Stock at an exercise price of $.25 per share, which exercise price was higher than the December 31, 2003 market price of $.13 of the Company's publicly traded Common Stock. Both Dr. Pouring and Mr. Ponticas filed the required Form 4s in May 2004.


                                  OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in this Notice of Meeting and Proxy Statement. If any such matters should arise, it is intended that the persons named in and acting under the enclosed form of Proxy or their substitutes will vote thereon in accordance with their best judgment.


                              SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be included in the Corporation's proxy statement and form of proxy for presentation at the next annual shareholder meeting must comply with certain rules and regulations with respect to the number and length of proposals, eligibility of persons entitled to have such proposals included, and other aspects. Interested persons should refer to the Securities Exchange Act of 1934 and other applicable laws and regulations. Proposals intended to be included in the Corporation's proxy statement and form of proxy for presentation at the 2005 Annual Meeting of Shareholders must be received at the Corporation's principal executive offices in Annapolis, Maryland at least 120 days before the anniversary date of mailing of the 2004 proxy materials. Based on the date of mailing of the 2004 proxy materials, the date for receipt of proposals intended to be included in the Corporation's proxy statement and form of proxy for presentation at the 2005 Annual Meeting of Shareholders is August 3, 2005. It is likely, however, that the 2005 Annual Meeting of Shareholders will be held earlier in the year than is the 2004 Annual Meeting of Shareholders. Persons intending to present proposals for inclusion in the Corporation's proxy statement and form of proxy for presentation at the 2005 Annual Meeting of Shareholders are urged to contact the Corporation well in advance of August 3, 2005.





                   APPENDIX A - FORM OF PROXY - COMMON STOCK



PROXY                  Sonex Research, Inc. - Common Stock


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints GEORGE E. PONTICAS as Proxy with the power to appoint his substitute, to represent and vote all shares of Common Stock of and on behalf of the undersigned upon or in connection with the transaction of all other business at the Annual Meeting of Holders of Common Stock of Sonex Research, Inc. ("Sonex") to be held December 20, 2004, and any adjournments thereof, with all powers the undersigned would possess if personally present and voting at such meeting.


    The Board of Directors unanimously recommends a vote "FOR" the following:


COMMON STOCK PROPOSAL 1:  Election of Directors

        Andrew A. Pouring          [ ] FOR             [ ] WITHHOLD AUTHORITY


WHEN PROPERLY EXECUTED AND RETURNED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" COMMON STOCK PROPOSAL 1 AS SET FORTH ON THIS CARD.


                                     Dated _______________ , 2004


                                     ----------------------------
                                              Signature

                                     ----------------------------
                                      Signature (if held jointly)


PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) HEREON. If shares are held in the names of two or more persons, all must sign. When signing in a representative or fiduciary capacity, give full title as such. If signer is a corporation, sign corporate name by fully authorized officer.



                APPENDIX B - FORM OF PROXY - PREFERRED STOCK



PROXY              Sonex Research, Inc. - Preferred Stock


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints ANDREW A. POURING as Proxy with the power to appoint his substitute, to represent and vote all shares of Preferred Stock of and on behalf of the undersigned, as designated below at the Annual Meeting of Shareholders of Sonex Research, Inc. to be held December 20, 2004, and any adjournments thereof, with all powers the undersigned would possess if personally present and voting at such meeting.


    The Board of Directors unanimously recommends a vote "FOR" the following:


PREFERRED STOCK PROPOSAL 1:  Election of Class I Director

        George E. Ponticas         [ ] FOR             [ ] WITHHOLD AUTHORITY


WHEN PROPERLY EXECUTED AND RETURNED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" COMMON STOCK PROPOSAL 1 AS SET FORTH ON THIS CARD.


                                     Dated _______________ , 2004


                                     ----------------------------
                                              Signature

                                     ----------------------------
                                      Signature (if held jointly)


PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) HEREON. If shares are held in the names of two or more persons, all must sign. When signing in a representative or fiduciary capacity, give full title as such. If signer is a corporation, sign corporate name by fully authorized officer.